UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
(November 7, 2012)

MAIDEN HOLDINGS, LTD.
 (Exact name of registrant as specified in its charter)

Bermuda (State or other jurisdiction of incorporation)	001-34042 (Commission File Number)	98-0570192 (IRS Employer Identification No.)

131 Front Street, Hamilton HM12, Bermuda

(Address of principal executive offices and zip code)

(441) 298-4900
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
o Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On November 7, 2012, Maiden Holdings, Ltd. (the “Company”) issued a press release announcing its results of operations for the fiscal quarter ended September 30, 2012.  A copy of the press release is furnished herewith as Exhibit 99.1 and incorporated herein by reference.

The information contained in this Item 2.02 and in the accompanying exhibit shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, or incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 8.01	Other Events.

On November 7, 2012, Maiden Holdings, Ltd. also issued a press release announcing the following quarterly dividends:

	Dividend per Share	Payable on:	Record date:
Common shares	$0.09	January 15, 2013	January 2, 2013
Preference shares - Series A	$0.5385	December 17, 2012	December 1, 2012

 A copy of the press release is hereby filed with the Commission and incorporated by reference herein as Exhibit 99.2.

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibits

Exhibit
No.	Description

99.1	Press Release of Maiden Holdings, Ltd., dated November 7, 2012.

99.2	Press Release of Maiden Holdings, Ltd., dated November 7, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 7, 2012	MAIDEN HOLDINGS, LTD.

	By:	/s/ Lawrence F. Metz
Lawrence F. Metz
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit
No.	Description

99.1	Press Release of Maiden Holdings, Ltd., dated November 7, 2012.

99.2	Press Release of Maiden Holdings, Ltd., dated November 7, 2012.

Exhibit 99.1

Maiden Holdings, Ltd. Reports Third Quarter 2012 Operating Earnings(1) of $19.5 million or $0.27 per Diluted Common Share and Net Income of $21.9 million or $0.30 per Diluted Common Share; Book Value per Common Share(4) Increased 6.4% in Third Quarter of 2012

Highlights for the three months ended September 30, 2012

•	Book value per common share(4) of $12.14, up 14.1% versus year-end 2011 and up 6.4% versus June 30, 2012

•	Annualized operating return on common equity(1) of 9.1% compared to 11.1% in the third quarter of 2011

•	Net operating earnings (1) of $19.5 million, or $0.27 per diluted common share compared with $21.4 million, or $0.29 per diluted common share in the third quarter of 2011

•	Net investment income rose to $21.6 million or an increase of 14.9% compared to the third quarter of 2011

•	Total investments increased 9.1% in the third quarter of 2012 to $2.6 billion

•	Net premiums written increased 6.4% to $455.8 million versus the same period last year

•	Combined ratio of 98.2% compared to 97.4% in the third quarter of 2011

•	Issued $150 million 8.25% Non-Cumulative Perpetual Preference Shares in August

•
Highlights for the nine months ended September 30, 2012

•	Annualized operating return on common equity(1) of 9.5% compared to 9.2% in the first nine months of last year

•	Net operating earnings (1) of $58.6 million, or $0.80 per diluted common share compared with $52.4 million, or $0.72 per diluted common share in the first nine months of 2011

•	Combined ratio of 98.0% compared to 98.0% in the first nine months of 2011

•	Net investment income was $60.1 million, an increase of 4.1% compared to the first nine months of 2011

•	Total investments increased 29.2% in the first nine months of 2012 to $2.6 billion

•
Net premiums written increased 10.9% to $1.5 billion versus the same period last year; excluding a one-time $45.9 million unearned premium transfer in the second quarter of 2011, net premiums written would have increased 14.8%

•	Capital raised year-to-date 2012 totals $250 million, including $100 million 30-Year, 8% Senior Notes issued in March and $150 million of 8.25% Preference Shares issued in August

HAMILTON, Bermuda - Maiden Holdings, Ltd. (Nasdaq:  MHLD) today reported third quarter 2012 net operating earnings(1) of $19.5 million, or $0.27 per diluted common share compared with $21.4 million, or $0.29 per diluted common share in the comparative quarter in 2011. Net income totaled $21.9 million, or $0.30 per diluted common share compared with net income of $16.0 million, or $0.22 per diluted common share in the third quarter of 2011.

Commenting on the Company's earnings, Art Raschbaum, Chief Executive Officer of Maiden Holdings, said: “The quarter reflects solid performance with robust growth in book value and capitalization, profitable underwriting results and continued expansion of our unique diversified underwriting portfolio. Since year end 2011, Maiden's total equity has grown by 34% to just over $1 billion. We believe that our strong capitalization positions Maiden to benefit from continued improvements in the operating environment.”

Results for the three months ended September 30, 2012

Net operating earnings(1) for the third quarter of 2012 were $19.5 million, or $0.27 per diluted common share compared with $21.4 million, or $0.29 per diluted common share in the comparative quarter in 2011. Net income was $21.9 million, or $0.30 per diluted common share compared with net income of $16.0 million or $0.22 per diluted common share in the third quarter of 2011.

In the third quarter of 2012 net premiums written totaled $455.8 million, an increase of 6.4% compared to the third quarter of 2011.  Net premiums written increased in all three business segments. The Diversified Reinsurance segment net premiums written were up 2.8% to $193.9 million versus the third quarter of 2011 primarily due to new business during the quarter and to a lesser extent, the growth of existing client business. In the AmTrust Quota Share Reinsurance segment, net premiums written increased by 7.4% to $186.3 million compared to the third quarter of 2011, with the most significant premium increases coming from worker's compensation, warranty and European hospital liability lines. Net premiums written from the ACAC Quota Share increased by 13.9% to $75.6 million compared to the same period in 2011 due to the successful targeting of new business.

Net premiums earned of $449.0 million increased 6.8%, or $28.7 million compared to the third quarter of 2011.  Earned premiums increased across all business segments with Diversified Reinsurance up 1.1%, AmTrust Quota Share Reinsurance up 11.0% and ACAC Quota Share up 14.1%.

Net investment income of $21.6 million in the third quarter of 2012 increased 14.9% compared to the third quarter of 2011. Total investments increased $590.0 million or 29.2% to $2.6 billion versus December 31, 2011.  The average yield on the fixed income portfolio (excluding cash) is 3.42% with an average duration of 3.32 years.

Net loss and loss adjustment expenses of $309.1 million were up $34.6 million compared to the third quarter of 2011.  The loss ratio(6) increased by 3.9 percentage points to 68.5% versus the third quarter of 2011.

Commission and other acquisition expenses together with general and administrative expenses of $134.5 million decreased $4.8 million in the third quarter of 2012 from the year ago quarter, while the total expense ratio improved to 29.7% in the third quarter of 2012 compared with 32.8% in the same quarter last year. General and administrative expenses for the third quarter of 2012 totaled $13.6 million compared with $12.5 million in the third quarter of 2011. The general and administrative expense ratio(8) decreased to 2.9% versus 3.0% in the third quarter of 2011.

The combined ratio(9) for the third quarter of 2012 totaled 98.2% compared with 97.4% in the third quarter of 2011.

The impact of the updated accounting guidance issued by the Financial Accounting Standards Board which limits the capitalization of costs incurred to acquire or renew insurance contracts to those that are incremental direct costs of successful contract acquisitions was to decrease third quarter 2012 earnings by approximately $0.5 million or $0.01 per diluted common share. The impact on the Company's combined ratio for the quarter was an increase of approximately 0.1%.

Total assets increased 16.3% to $3.9 billion at September 30, 2012 compared to $3.4 billion at year-end 2011.  Total cash on hand at September 30, 2012, was $182.2 million, comprised of cash and cash equivalents of $66.9 million, down 64.4% from the end of 2011, and restricted cash and cash equivalents of $115.3 million, which is up 0.4% compared to the end of 2011.  Shareholders' equity was $1.0 billion, an increase of 33.7% compared to December 31, 2011. Book value per common share was $12.14 at the end of the third quarter of 2012 or 14.1% higher than at December 31, 2011.

During the third quarter of 2012, the Board of Directors declared a dividend of $0.08 per common share.

Results for the nine months ended September 30, 2012

Net income for the nine months ended September 30, 2012 was $56.8 million compared to net income of $11.0 million in the first three quarters of 2011. During the second quarter of 2011, Maiden's net income was impacted by a number of non-operating expenses, including charges related to the repurchase of junior subordinated debt with proceeds from the June 2011 Senior Notes offering. Second quarter 2011 results included $15.1 million of junior subordinated debt repurchase expenses and $20.3 million of accelerated amortization of junior subordinated debt discount and issuance costs.

Net operating earnings(1) were $58.6 million, or $0.80 per diluted common share compared to $52.4 million or $0.72 per diluted common share in the first nine months of 2011.  Year-to-date annualized operating return on common equity(1) was 9.5% compared to 9.2% for the first three quarters of 2011.

Net premiums written rose 10.9% or $143.6 million to $1.5 billion in the first nine months of 2012 compared to the same period in 2011.  Net premiums written for the Diversified Reinsurance segment increased 3.4% compared to the first nine months of 2011 to $626.2 million in the first three quarters of 2012. Net premiums written for the AmTrust Quota Share Reinsurance segment was $607.9 million, up 17.7% compared to the first three quarters of 2011 (however, excluding the impact of the one-time unearned premium transfer of $45.9 million in the second quarter of 2011 related to the European hospitality liability business, the net premiums written in the AmTrust Quota Share Reinsurance segment would have increased 29.1% compared to the first three quarters of 2011).  Net premiums written for the ACAC Quota Share rose 16.4%, to $224.5 million compared to the first nine months of 2011.

Net premiums earned in the first nine months of $1.3 billion increased 16.7% or $190.0 million compared to the first nine months of 2011.  Earned premiums grew in all business segments with Diversified Reinsurance up 11.3%, AmTrust Quota Share Reinsurance up 25.0% and ACAC Quota Share up 14.4% in the first nine months of 2012.

Net investment income in the first nine months of 2012 was $60.1 million, up 4.1% compared to the same period in 2011. This reflects the $712.8 million increase in total investments at the end of the third quarter 2012 compared to the end of the third quarter of 2011, offset by a decrease in book yield (excluding cash) to 3.42% from 3.84% at the end of September 2011.

Net loss and loss adjustment expenses for the first nine months of 2012 were $897.5 million, up $151.2 million compared to the same period in 2011.  The loss ratio(6) increased 2.2 percentage points to 67.3% versus the first nine months of 2011.

Commission and other acquisition expenses together with general and administrative expenses of $410.4 million increased $33.2 million compared to the first nine months of 2011 and reflected a total expense ratio of 30.7% compared with 32.9%. General and administrative expenses for the first nine months of 2012 totaled $42.6 million compared with $37.6 million in the first three quarters of 2011. These results reflected a general and administrative expense ratio(8) of 3.1% in the first nine months of 2012 and 3.3% in the comparative period last year.

The combined ratio(9) for the first nine months of 2012 was 98.0%, which was equal to the combined ratio(9) for the first nine months of last year.

The impact of the updated accounting guidance issued by the Financial Accounting Standards Board which limits the capitalization of costs incurred to acquire or renew insurance contracts to those that are incremental direct costs of successful contract acquisitions was to decrease earnings for the first nine months of 2012 by approximately $2.5 million or $0.03 per diluted common share. The impact on the Company's combined ratio for the first nine months of 2012 was an increase of approximately 0.2%.

(1)(4) Please see the Non-GAAP Financial Measures table for additional information on these non-GAAP financial measures and reconciliation of these measures to GAAP measures.

(6)(8)(9) Loss ratio, general and administrative expense ratio and combined ratio are operating metrics. Please see the additional information on these measures under Segment information tables.

Conference Call

Maiden's CEO Art Raschbaum and CFO John Marshaleck will review the third quarter 2012 results tomorrow morning via teleconference and live audio webcast beginning at 8:30 a.m. ET.

To participate in the conference call, please access one of the following no later than 8:25 a.m. ET:
U.S.Callers: 1.877.734.5373
Outside U.S. Callers: 1.973.200.3059
Passcode: 47870194
Webcast: http://www.maiden.bm/presentations_conferences

A replay of the conference call will be available beginning 11:00 a.m. ET on November 8, 2012 through midnight on November 15, 2012. To listen to the replay, please dial toll free: 1.800.585.8367 (U.S. Callers) or toll: 1.404.537.3406 (callers outside the U.S.) and enter the Passcode: 47870194; or access http://www.maiden.bm/presentations_conferences.

About Maiden Holdings, Ltd.

Maiden Holdings, Ltd. is a Bermuda-based holding company formed in 2007.  Through its subsidiaries, which are each A- rated (excellent) by A.M. Best, the Company is focused on providing non-catastrophic, customized reinsurance products and services to small and mid-size insurance companies in the United States and Europe. As of September 30, 2012, Maiden had $3.9 billion in assets and shareholders' equity of $1.0 billion.

The Maiden Holdings, Ltd. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=5006

Forward Looking Statements

This release contains "forward-looking statements" which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements are based on the Company's current expectations and beliefs concerning future developments and their potential effects on the Company. There can be no assurance that actual developments will be those anticipated by the Company. Actual results may differ materially from those projected as a result of significant risks and uncertainties, including non-receipt of the expected payments, changes in interest rates, effect of the performance of financial markets on investment income and fair values of investments, developments of claims and the effect on loss reserves, accuracy in projecting loss reserves, the impact of competition and pricing environments, changes in the demand for the Company's products, the effect of general economic conditions and unusual frequency of storm activity, adverse state and federal legislation, regulations and regulatory investigations into industry practices, developments relating to existing agreements, heightened competition, changes in pricing environments, and changes in asset valuations. Additional information about these risks and uncertainties, as well as others that may cause actual results to differ materially from those projected is contained in Item 1A. Risk Factors in the Company's Annual Report on Form 10-K for the year ended December 31, 2011 as updated in periodic filings with the SEC. The Company undertakes no obligation to publicly update any forward-looking statements, except as may be required by law.

CONTACT:

Noah Fields, Vice President, Investor Relations
Maiden Holdings, Ltd.
Phone: 441.298.4927
E-mail: nfields@maiden.bm

Maiden Holdings, Ltd.
Balance Sheet
(in thousands (000's), except per share data)

	September 30, 2012	December 31, 2011
ASSETS	(Unaudited)	(Audited)
Investments:
Fixed maturities, available for sale, at fair value (Amortized cost 2012: $2,472,806; 2011: $1,957,106)	$2,610,012	$2,020,661
Other investments, at fair value (Cost 2012: $2,530; 2011: $1,955)	2,826	2,192
Total investments	2,612,838	2,022,853
Cash and cash equivalents	66,877	188,082
Restricted cash and cash equivalents	115,324	114,895
Accrued investment income	21,329	13,215
Reinsurance balances receivable, net	449,186	423,355
Funds withheld	41,927	42,605
Prepaid reinsurance premiums	43,621	35,381
Reinsurance recoverable on unpaid losses	29,110	20,289
Loan to related party	167,975	167,975
Deferred commission and other acquisition costs	274,587	248,436
Goodwill and intangible assets, net	95,484	98,755
Other assets	30,857	19,270
Total assets	$3,949,115	$3,395,111
LIABILITIES
Reserve for loss and loss adjustment expenses	$1,547,103	$1,398,438
Unearned premiums	976,689	832,047
Accrued expenses and other liabilities	63,318	161,883
Senior notes	207,500	107,500
Junior subordinated debt	126,303	126,263
Total liabilities	2,920,913	2,626,131
Commitments and Contingencies
EQUITY
Preference shares - Series A	150,000	—
Common shares	732	732
Additional paid-in capital	575,293	579,004
Accumulated other comprehensive income	137,441	64,059
Retained earnings	168,141	128,648
Treasury shares, at cost	(3,801)	(3,801)
Total Maiden shareholders’ equity	1,027,806	768,642
Noncontrolling interest in subsidiaries	396	338
Total equity	1,028,202	768,980
Total liabilities and equity	$3,949,115	$3,395,111

Book value per common share (4)	$12.14	$10.64

Common shares outstanding	72,282,489	72,221,428

Maiden Holdings, Ltd.
Income Statement
(in thousands (000's), except per share data)
(Unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2012	2011	2012	2011
Revenues:
Gross premiums written	$478,515	$451,130	$1,536,955	$1,384,302

Net premiums written	455,847	428,586	1,458,640	1,315,052
Change in unearned premiums	(6,874)	(8,309)	(134,055)	(180,457)
Net premiums earned	448,973	420,277	1,324,585	1,134,595
Other insurance revenue	2,622	4,530	9,650	11,364
Net investment income	21,550	18,749	60,072	57,708
Net realized and unrealized gains (losses) on investment	2,410	(2,900)	836	(2,262)
Total revenues	475,555	440,656	1,395,143	1,201,405
Expenses:
Net loss and loss adjustment expenses	309,146	274,504	897,498	746,285
Commission and other acquisition expenses	120,923	126,777	367,844	339,673
General and administrative expenses	13,578	12,475	42,617	37,607
Total expenses	443,647	413,756	1,307,959	1,123,565

Income from operations (2)	31,908	26,900	87,184	77,840

Other expenses
Interest and amortization expenses	9,569	8,178	26,815	26,588
Accelerated amortization of junior subordinated debt discount and issuance cost	—	—	—	20,313
Junior subordinated debt repurchase expense	—	—	—	15,050
Amortization of intangible assets	1,090	1,258	3,271	3,775
Foreign exchange (gains) losses	(1,213)	1,103	(1,318)	(898)
Total other expenses	9,446	10,539	28,768	64,828

Income before income taxes	22,462	16,361	58,416	13,012
Income taxes:
Current tax expense	397	203	880	1,299
Deferred tax expense	131	156	618	738
Income tax expense	528	359	1,498	2,037
Net income	21,934	16,002	56,918	10,975
Less: (income) loss attributable to noncontrolling interest	(15)	2	(81)	5
Net income attributable to Maiden common shareholders	$21,919	$16,004	$56,837	$10,980
Net operating earnings attributable to Maiden common shareholders (1)	$19,517	$21,429	$58,572	$52,411

Basic earnings per common share attributable to Maiden common shareholders	$0.30	$0.22	$0.79	$0.15
Diluted earnings per common share attributable to Maiden common shareholders	$0.30	$0.22	$0.78	$0.15
Basic operating earnings per common share attributable to Maiden common shareholders	$0.27	$0.30	$0.81	$0.73
Diluted operating earnings per common share attributable to Maiden common shareholders	$0.27	$0.29	$0.80	$0.72

Dividends declared per common share	$0.08	$0.08	$0.24	$0.22

Weighted average number of basic shares common outstanding	72,270,052	72,182,759	72,251,711	72,136,366
Weighted average number of diluted shares common outstanding	73,138,961	72,921,968	73,088,533	72,883,334

Net loss and loss adjustment expense ratio (6)	68.5%	64.6%	67.3%	65.1%
Commission and other acquisition expense ratio (7)	26.8%	29.8%	27.6%	29.6%
General and administrative expense ratio (8)	2.9%	3.0%	3.1%	3.3%
Combined ratio (9)	98.2%	97.4%	98.0%	98.0%
Annualized return on common equity	10.2%	8.3%	9.2%	1.9%
Annualized return on common equity on operating earnings	9.1%	11.1%	9.5%	9.2%

Maiden Holdings, Ltd.
Non - GAAP Financial Measure
(in thousands (000's), except per share data)
(Unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2012	2011	2012	2011
Reconciliation of net income attributable to Maiden common shareholders to net operating earnings:
Net income attributable to Maiden common shareholders	$21,919	$16,004	$56,837	$10,980
Add (subtract)
Net realized and unrealized investment (gains) losses on investment	(2,410)	2,900	(836)	2,262
Foreign exchange (gains) losses	(1,213)	1,103	(1,318)	(898)
Amortization of intangible assets	1,090	1,258	3,271	3,775
Junior subordinated debt repurchase expense	—	—	—	15,050
Accelerated amortization of junior subordinated debt discount and issuance cost	—	—	—	20,313
Non-recurring general and administrative expenses relating to IIS Acquisition	—	8	—	191
Non-cash deferred tax charge	131	156	618	738
Net operating earnings attributable to Maiden common shareholders (1)	$19,517	$21,429	$58,572	$52,411

Operating earnings per common share attributable to Maiden common shareholders:

Basic earnings per common share attributable to Maiden common shareholders	$0.27	$0.30	$0.81	$0.73
Diluted earnings per common share attributable to Maiden common shareholders	$0.27	$0.29	$0.80	$0.72

Reconciliation of net income attributable to Maiden common shareholders to income from operations:
Net income attributable to Maiden common shareholders	$21,919	$16,004	$56,837	$10,980
Add (subtract)
Foreign exchange (gains) losses	(1,213)	1,103	(1,318)	(898)
Amortization of intangible assets	1,090	1,258	3,271	3,775
Interest and amortization expenses	9,569	8,178	26,815	26,588
Junior subordinated debt repurchase expense	—	—	—	20,313
Accelerated amortization of junior subordinated debt discount and issuance cost	—	—	—	15,050
Income tax expense	528	359	1,498	2,037
Income (loss) attributable to noncontrolling interest	15	(2)	81	(5)
Income from operations (2)	$31,908	$26,900	$87,184	$77,840

Maiden Holdings, Ltd.
Non - GAAP Financial Measure
(in thousands (000's), except per share data)
(Unaudited)

	September 30, 2012	December 31, 2011
Investable assets:
Total investments	$2,612,838	$2,022,853
Cash and cash equivalents	66,877	188,082
Restricted cash and cash equivalents	115,324	114,895
Funds withheld (3)	28,443	29,783
Loan to related party	167,975	167,975
Total investable assets (3)	$2,991,457	$2,523,588

	September 30, 2012	December 31, 2011
Capital:
Senior notes	$207,500	$107,500
Junior subordinated debt	126,303	126,263
Total Maiden shareholders' equity	1,027,806	768,642
Total capital (5)	$1,361,609	$1,002,405

(1) Net operating earnings is a non-GAAP financial measure defined by the Company as net income attributable to Maiden common shareholders excluding realized and unrealized investment gains and losses, foreign exchange gains and losses, amortization of intangible assets, accelerated amortization of junior subordinated debt discount and issuance cost, junior subordinated debt repurchase expense, non-recurring general and administrative expenses relating to acquisitions and non-cash deferred tax charge and should not be considered as an alternative to net income. The Company's management believes that net operating earnings is a useful indicator of trends in the Company's underlying operations. The Company's measure of net operating earnings may not be comparable to similarly titled measures used by other companies.

(2) Income from Operations is a non-GAAP financial measure defined by the Company as net income attributable to Maiden common shareholders excluding foreign exchange gains and losses, amortization of intangible assets, interest and amortization expenses, accelerated amortization of junior subordinated debt discount and issuance cost, junior subordinated debt repurchase expense, income tax expense and income or loss attributable to noncontrolling interest and should not be considered as an alternative to net income. The Company’s management believes that income from operations is a useful measure of the Company’s underlying earnings fundamentals based on its underwriting and investment income before financing costs. This income from operations enables readers of this information to more clearly understand the essential operating results of the Company. The Company’s measure of income from operations may not be comparable to similarly titled measures used by other companies.

(3) Investable assets is the total of the Company's investments, cash and cash equivalents, loan to a related party and the portion of the funds withheld balance that comprises fixed maturity securities and cash and cash equivalents.

(4) Calculated by dividing total Maiden common shareholders' equity (shareholders' equity excluding the aggregate liquidation value of our preference shares) by total common shares outstanding.

(5) Capital is the total of the Company's senior notes, junior subordinated debt and shareholders' equity.

Maiden Holdings, Ltd.
Supplemental Financial Data - Segment Information
(in thousands (000's))
(Unaudited)

For the Three Months Ended September 30, 2012	Diversified Reinsurance	AmTrust Quota Share Reinsurance	ACAC Quota Share	Total
Net premiums written	$193,943	$186,258	$75,646	$455,847
Net premiums earned	$200,020	$177,293	$71,660	$448,973
Other insurance revenue	2,622	—	—	2,622
Net loss and loss adjustment expenses	(141,625)	(120,942)	(46,579)	(309,146)
Commission and other acquisition expenses	(47,801)	(50,525)	(22,597)	(120,923)
General and administrative expenses	(9,256)	(535)	(199)	(9,990)
Underwriting income	$3,960	$5,291	$2,285	$11,536
Reconciliation to net income attributable to Maiden common shareholders
Net investment income and realized gains on investment				23,960
Amortization of intangible assets				(1,090)
Foreign exchange gains				1,213
Interest and amortization expenses				(9,569)
Other general and administrative expenses				(3,588)
Income tax expense				(528)
Income attributable to noncontrolling interest				(15)
Net income attributable to Maiden common shareholders				$21,919

Net loss and loss adjustment expense ratio*	69.9%	68.2%	65.0%	68.5%
Commission and other acquisition expense ratio**	23.6%	28.5%	31.5%	26.8%
General and administrative expense ratio***	4.5%	0.3%	0.3%	2.9%
Combined ratio****	98.0%	97.0%	96.8%	98.2%

Maiden Holdings, Ltd.
Supplemental Financial Data - Segment Information
(in thousands (000's))
(Unaudited)

For the Three Months Ended September 30, 2011	Diversified Reinsurance	AmTrust Quota Share Reinsurance	ACAC Quota Share	Total
Net premiums written	$188,652	$173,502	$66,432	$428,586
Net premiums earned	$197,803	$159,668	$62,806	$420,277
Other insurance revenue	4,530	—	—	4,530
Net loss and loss adjustment expenses	(123,267)	(110,727)	(40,510)	(274,504)
Commission and other acquisition expenses	(62,032)	(44,845)	(19,900)	(126,777)
General and administrative expenses	(8,468)	(538)	(408)	(9,414)
Underwriting income	$8,566	$3,558	$1,988	$14,112
Reconciliation to net income attributable to Maiden common shareholders
Net investment income and realized and unrealized gains (losses) on investment				15,849
Amortization of intangible assets				(1,258)
Foreign exchange losses				(1,103)
Interest and amortization expenses				(8,178)
Other general and administrative expenses				(3,061)
Income tax expense				(359)
Loss attributable to noncontrolling interest				2
Net income attributable to Maiden common shareholders				$16,004

Net loss and loss adjustment expense ratio*	60.9%	69.3%	64.5%	64.6%
Commission and other acquisition expense ratio**	30.7%	28.1%	31.7%	29.8%
General and administrative expense ratio***	4.2%	0.4%	0.6%	3.0%
Combined ratio****	95.8%	97.8%	96.8%	97.4%

Maiden Holdings, Ltd.
Supplemental Financial Data - Segment Information
(in thousands (000's))
(Unaudited)

For the Nine Months Ended September 30, 2012	Diversified Reinsurance	AmTrust Quota Share Reinsurance	ACAC Quota Share	Total
Net premiums written	$626,220	$607,902	$224,518	$1,458,640
Net premiums earned	$603,613	$512,988	$207,984	$1,324,585
Other insurance revenue	9,650	—	—	9,650
Net loss and loss adjustment expenses	(412,437)	(350,553)	(134,508)	(897,498)
Commission and other acquisition expenses	(159,895)	(142,284)	(65,665)	(367,844)
General and administrative expenses	(31,849)	(1,444)	(566)	(33,859)
Underwriting income	$9,082	$18,707	$7,245	$35,034
Reconciliation to net income attributable to Maiden common shareholders
Net investment income and realized gains on investment				60,908
Amortization of intangible assets				(3,271)
Foreign exchange gains				1,318
Interest and amortization expenses				(26,815)
Other general and administrative expenses				(8,758)
Income tax expense				(1,498)
Income attributable to noncontrolling interest				(81)
Net income attributable to Maiden common shareholders				$56,837

Net loss and loss adjustment expense ratio*	67.3%	68.3%	64.7%	67.3%
Commission and other acquisition expense ratio**	26.1%	27.7%	31.6%	27.6%
General and administrative expense ratio***	5.1%	0.4%	0.2%	3.1%
Combined ratio****	98.5%	96.4%	96.5%	98.0%

Maiden Holdings, Ltd.
Supplemental Financial Data - Segment Information
(in thousands (000's))
(Unaudited)

For the Nine Months Ended September 30, 2011	Diversified Reinsurance	AmTrust Quota Share Reinsurance	ACAC Quota Share	Total
Net premiums written	$605,490	$516,665	$192,897	$1,315,052
Net premiums earned	$542,325	$410,441	$181,829	$1,134,595
Other insurance revenue	11,364	—	—	11,364
Net loss and loss adjustment expenses	(349,999)	(279,006)	(117,280)	(746,285)
Commission and other acquisition expenses	(161,709)	(120,198)	(57,766)	(339,673)
General and administrative expenses	(24,805)	(1,802)	(1,423)	(28,030)
Underwriting income	$17,176	$9,435	$5,360	$31,971
Reconciliation to net income attributable to Maiden common shareholders
Net investment income and realized and unrealized gains (losses) on investment				55,446
Amortization of intangible assets				(3,775)
Foreign exchange gains				898
Interest and amortization expenses				(26,588)
Accelerated amortization of junior subordinated debt discount and issuance cost				(20,313)
Junior subordinated debt repurchase expense				(15,050)
Other general and administrative expenses				(9,577)
Income tax expense				(2,037)
Loss attributable to noncontrolling interest				5
Net income attributable to Maiden common shareholders				$10,980

Net loss and loss adjustment expense ratio*	63.2%	68.0%	64.5%	65.1%
Commission and other acquisition expense ratio**	29.2%	29.3%	31.8%	29.6%
General and administrative expense ratio***	4.5%	0.4%	0.8%	3.3%
Combined ratio****	96.9%	97.7%	97.1%	98.0%

(6) Calculated by dividing net loss and loss adjustment expenses by net premiums earned and other insurance revenue.
(7) Calculated by dividing commission and other acquisition expenses by net premiums earned and other insurance revenue.
(8) Calculated by dividing general and administrative expenses by net premiums earned and other insurance revenue.
(9) Calculated by adding together net loss and loss adjustment expense ratio, commission and other acquisition expense ratio and general and administrative expense ratio.

Exhibit 99.2
PRESS RELEASE
Maiden Holdings Increases Quarterly Dividend on Common Shares by 12.5% and Declares Dividend on Preference Shares

HAMILTON, Bermuda, November 7, 2012 -- Maiden Holdings, Ltd. (Nasdaq: MHLD) today announced that its Board of Directors approved a quarterly cash dividend of $0.09 per share of common stock, an increase of 12.5% from the previous rate. The dividend will be payable on January 15, 2013 to shareholders of record as of January 2, 2013.
Maiden's Board of Directors also approved a cash dividend on its 8.25% Non-Cumulative Perpetual Preference Shares of $0.5385 per Preference Share. The dividend will be payable on December 17, 2012 to shareholders of record as of December 1, 2012.

About Maiden Holdings, Ltd.

Maiden Holdings, Ltd. is a Bermuda-based holding company formed in 2007.  Through its subsidiaries, which are each A- rated (excellent) by A.M. Best, the Company is focused on providing non-catastrophic, customized reinsurance products and services to small and mid-size insurance companies in the United States and Europe. As of September 30, 2012, Maiden had $3.9 billion in assets and shareholders' equity of $1.0 billion.

The Maiden Holdings, Ltd. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=5006

CONTACT:
Noah Fields, Vice President, Investor Relations
Maiden Holdings, Ltd.
Phone: 441.298.4927
E-mail: nfields@maiden.bm